UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 21, 2010
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888
(Registrant’s Telephone Number, Including Area Code)
NONE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Matrixx Initiatives, Inc. ( the “Company “) approved for the fiscal year beginning April 1, 2010 a cash bonus plan for the fiscal year ended March 31, 2011 (the “ 2011 Plan “). The 2011 Plan is based on the Company’s achievement of specified fiscal 2011 net sales and net income levels, excluding unusual items, as determined by the Committee (the “Company Financial Goals”), and each participant’s achievement during fiscal 2011 of specified individual goals to be established by the Committee (the “Individual Goals”). The Individual Goals will focus on operational, financial, strategic, risk management, and team development achievements.
The achievement of Company Financial Goals determines the maximum cash incentive award payable to a 2011 Plan participant, with the amount subject to downward adjustment (potentially to zero) based on the participant’s achievement (or non-achievement) of his Individual Goals. The 2011 Plan cash incentive award opportunities for the Company’s “named executive officers” included in the Company’s proxy statement relating to its August 25, 2010 annual meeting of shareholders (expressed as a percentage of the named executive officer’s base salary) are as follows:
2011 Plan Award Opportunity Based on Company Financial Goals*

Name	Net Sales or Net	Net Sales and Net	Net Sales or Net	Net Sales and Net	Net Sales and Net
	Income Less Than	Income at or Above	Income at or Above	Income at or Above	Income at or Above
	Threshold	Threshold But Less	Target with the	Target	Maximum
		Than Target	Other Metric at or
			Above Threshold But
			Less Than Target
William J. Hemelt	0%	25%	37.5%	50%	100%
Samuel C. Cowley	0%	20%	30.0%	40%	80%
Timothy L. Clarot	0%	15%	22.5%	30%	60%
James A. Marini	0%	15%	22.5%	30%	60%

The incentive award opportunities based on the Company Financial Goals increase in a proportionate manner as net sales and net income levels increase above the Target levels. The 2011 Plan also provides that a participant may receive a discretionary bonus of up to 25% of his base salary if the Company has not met Threshold Company Financial Goals if, in the Committee’s judgment, the participant’s achievement of Individual Goals merits financial recognition.
* The base salary of each named executive officer is as follows: Mr. Hemelt — $475,000; Mr. Cowley — $276,040; Mr. Clarot — $239,372; and Mr. Marini — $239,200. The Committee did not increase the named executive officers’ base compensation levels for fiscal 2011, except that Mr. Marini is currently receiving an additional $5,000 per month during the period he is temporarily assuming additional marketing oversight responsibilities following the resignation of the Company’s former Vice President of Marketing.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer

Date: July 22, 2010

3